UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2015

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

1450 Centrepark Boulevard, Suite 210 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 207-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 11, 2015, Platform Specialty Products Corporation (“Platform”) held its annual meeting of stockholders (the “2015 Annual Meeting”). The proposals submitted to a stockholder vote at the 2015 Annual Meeting are described in detail in Platform’s definitive proxy statement for the 2015 Annual Meeting, as filed with the Securities and Exchange Commission on April 10, 2015. Stockholders present in person or by proxy representing 169,090,847 shares of common stock of Platform (or 87.78% of the outstanding shares of common stock of Platform as of April 22, 2014, the record date for the 2015 Annual Meeting) voted as set forth below:
Proposal 1: Platform’s stockholders elected eight directors, each of whom will serve until the 2016 annual meeting, or until his respective successor is duly elected and qualified. The final voting results with respect to the election of directors were as follows:

Nominees	Voted For	Withheld	Broker Non-Votes
Martin E. Franklin	157,473,176	5,041,009	6,576,662
Daniel H. Leever	161,813,224	700,961	6,576,662
Wayne M. Hewett	160,189,102	2,325,083	6,576,662
Ian G.H. Ashken	161,940,046	574,139	6,576,662
Nicolas Berggruen	158,584,537	3,929,648	6,576,662
Michael F. Goss	162,189,900	324,285	6,576,662
Ryan Israel	162,088,020	426,165	6,576,662
E. Stanley O’Neal	162,173,002	341,183	6,576,662
Proposal 2: Platform’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as Platform’s independent registered public accounting firm for the fiscal year ending December 31, 2015, as set forth below:

Voted For	Voted Against	Abstained	Broker Non-Votes
169,044,774	44,965	1,108	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

June 11, 2015	By:	/s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Senior Vice President and Chief Financial Officer